PRICING SUPPLEMENT NO. 73                                       Rule 424(b)(3)
DATED: April 28, 1998                                       File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998


                                 $7,086,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $100,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 05/01/98    Fixed Rate Notes [_]     Certificated Notes [_]

Maturity Date: 05/03/98

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                              Optional           Optional
                        Redemption            Repayment          Repayment
Redeemable On           Price(s)              Date(s)            Price(s)
-------------           ----------            ---------          ---------

N/A                     N/A                   N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate: N/A

[_]         Commercial Paper Rate       Minimum Interest Rate: N/A

[_]         Federal Funds Rate          Interest Reset Date(s): *

[_]         Treasury Rate               Interest Reset Period: Daily

[_]         LIBOR Reuters               Interest Payment Date(s): **

[_]         LIBOR Telerate

[x]         Prime Rate

[_]         CMT Rate

Initial Interest Rate: ***              Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus): -2.89%

----------------------------

*        Daily on each Business Day.

**       8/3/98, 11/3/98, 2/3/99 and at maturity.

***      The Prime Rate as of May 3, 1998, minus 289 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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